Exhibit 99.1

Denali Therapeutics Announces Appointment of Erik Harris to Board of Directors

SOUTH SAN FRANCISCO, Calif., February 7, 2022 -- Denali Therapeutics Inc. (NASDAQ: DNLI), a biopharmaceutical company developing a broad portfolio of product candidates engineered to cross the blood-brain barrier (BBB) for neurodegenerative diseases, today announced that Erik Harris has joined the Board of Directors. Mr. Harris’ extensive biotech leadership and pharmaceutical experience includes 20 years in all aspects of commercial operations and achieving successful product launches in multiple therapeutic areas, including neurological and rare diseases.

“I’m excited to welcome Erik to our Board of Directors,” said Ryan Watts, Ph.D., Denali’s Chief Executive Officer. “Erik’s experience and perspective will be valuable as we now transition to a late-stage development company with a diverse portfolio of therapeutic candidates and continue to build out our commercial capabilities with the goal to ultimately bring medicines to patients with neurodegenerative and lysosomal diseases.”

“Denali is making significant progress toward a global organization serving patients with neurodegenerative diseases,” said Mr. Harris. “I am very excited to join Denali’s Board of Directors. I look forward to contributing to Denali by applying my insights in bringing high-impact, novel medicines to patients and their families.”

Erik Harris currently serves as the Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company focused on the development of a diverse portfolio of therapies for patients with rare and ultra-rare genetic diseases. Mr. Harris joined Ultragenyx in 2017 as Senior Vice President and Head of North American Commercial Operations. Earlier in his career he held positions in the commercial organizations at Crescendo Bioscience, Intermune, Elan Pharmaceuticals, Inc., Genentech, Inc., and Bristol Myers Squibb Company. In addition to the launch of Ultragenyx’s Crysvita®, Mepsevii®, and Dojolvi®, Mr. Harris has been involved in the launches of Tarceva®, Tysabri® and Vectra-DA®. To begin his professional career, Mr. Harris served as a Lieutenant Commander in Naval Aviation and Congressional Fellow for the United States Navy. Mr. Harris received his Masters of Business Administration at the Wharton School of Business, and Bachelor of Science at the United States Naval Academy.

About Denali Therapeutics

Denali Therapeutics is a biopharmaceutical company developing a broad portfolio of product candidates engineered to cross the blood-brain barrier (BBB) for neurodegenerative diseases. Denali pursues new treatments by rigorously assessing genetically validated targets, engineering delivery across the BBB and guiding development through biomarkers that demonstrate target and pathway engagement. Denali is based in South San Francisco. For additional information, please visit www.denalitherapeutics.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding Denali's progress, business plans, business strategy, product candidates, planned preclinical studies and clinical trials and expectations; and statements made by Denali’s Chief Executive Officer. Actual results are subject to risks and uncertainties and may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to, risks related to: any and all risks to Denali’s business and operations caused directly or indirectly by the evolving COVID-19 pandemic; risk of the occurrence of any event, change or other circumstance that could give rise to the termination of Denali’s collaboration agreements; Denali’s early stages of clinical drug development; Denali’s and its partners’ ability to complete the development and, if approved, commercialization of its product candidates; Denali’s reliance on third parties for the manufacture and supply of its product candidates for clinical trials; Denali’s and it's partners' ability to conduct or complete clinical trials on expected timelines; the uncertainty that product candidates will receive regulatory approval necessary to be commercialized; Denali’s ability to continue to create a pipeline of product candidates or develop commercially successful products; Denali’s ability to obtain, maintain, or protect intellectual property rights related to its product candidates; implementation of Denali’s strategic plans for its business, product candidates and blood-brain barrier platform technology; and other risks, including those described in Denali’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 4, 2021, Denali’s Annual Report on Form 10-K filed with the SEC on February 26, 2021, and Denali’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Denali as of the date hereof. Denali disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:

Laura Hansen, Ph.D.
Vice President, Investor Relations
(650) 452-2747
hansen@dnli.com

Media Contacts:

Lizzie Hyland
(646) 495-2706
Lizzie.hyland@fgh.com

or

Morgan Warners
(202) 295-0124
Morgan.warners@fgh.com

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